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                                                                     EXHIBIT 5.1

                         SHUMAKER, LOOP & KENDRICK, LLP
                           2800 Bank of America Plaza
                           101 East Kennedy Boulevard
                           Tampa, Florida 33672-0609

                                September 8, 2000

800 Travel Systems, Inc.
4802 Gunn Highway
Suite 140
Tampa, Florida 33624

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to 800 Travel Systems, Inc. (the "Company") in connection with the preparation and filing of its Form S-3 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, relating to (i) the registration of 3,319,800 shares (the "Shares") of the common stock of the Company, par value $0.01 per share (the "Common Stock") issuable when the Redeemable Common Stock Purchase Warrants sold by the Company in its initial public offering are exercised, (ii) the registration on behalf of certain of the Company's security holders (the "Selling Security Holders") of up to 263,250 shares of Common Stock (the Selling Security Holder's Shares"); and
(iii) the registration on behalf of Mark D. Mastrini, the Company's former Chief Executive Officer and Chief Operating Officer ("Mr. Mastrini") of up to 50,000 shares of Common Stock (the "Mastrini Shares").

         Terms used herein that are defined in the Registration Statement and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that:

                  (i) the Shares to be sold by the Company, which are to be sold pursuant to the Registration Statement, in accordance with the terms of the Underwriting Agreement filed as an exhibit to the Registration Statement, and which will be issued upon exercise as set forth in the Warrant Agreement filed as an exhibit to the Registration Statement, will, upon issuance, assuming payment of the exercise price therefor, and effectiveness of the Registration Statement and exercise as provided in the Warrant Agreement, be legally issued, fully paid and non-assessable;

                  (ii) the Selling Security Holder's Shares to be sold by the Selling Security Holders, which are to be sold pursuant to the Registration Statement, in accordance with the terms of the Underwriting Agreement filed as an exhibit to the Registration Statement, and which will be


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         issued upon exercise as set forth in the Representative's Warrant
         Agreement filed as an exhibit to the Registration Statement, will, upon issuance, assuming payment of the exercise price therefor, effectiveness of the Registration Statement and exercise as provided in the Representatives' Warrant Agreement, be legally issued, fully paid and non-assessable; and

                  (iii) the Mastrini Shares to be sold by Mr. Mastrini, which are to be sold pursuant to the Registration Statement, are legally issued, fully paid and non-assessable.

         We are admitted to practice in the State of Florida, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of Florida and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

    The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 and to the use of its name in the Registration Statement under "Legal Matters" in the related Prospectus.

                                              Very truly yours,

                                              /s/ SHUMAKER, LOOP & KENDRICK, LLP
                                              ----------------------------------
                                              SHUMAKER, LOOP & KENDRICK, LLP